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                                                                   Exhibit 10.22

                          AMENDMENT TO PROMISSORY NOTE

         THIS AMENDMENT TO PROMISSORY NOTE (the "Amendment") is made and entered into as of the ___ day of September 2001, by and among Glastad Capital AS, a Norwegian corporation (the "Lender") and MediaBin, Inc., a Georgia corporation (the "Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Lender is the holder of that certain Promissory Note from Borrower dated March 23, 2000, payable to the order of Lender in the principal amount of One Million Dollars ($1,000,000) (the" Note"); and

         WHEREAS, Lender and Borrower wish to amend the Notes as hereinafter provided;

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

         The Notes shall be and is hereby modified and amended by deleting the entire fifth (5th) paragraph of the Notes and replacing it with the following:

         "Unless previously converted to common stock in accordance with the provisions of the Loan Agreement, commencing December 31, 2001, and continuing on each March 31, June 30, September 30 and December 31 thereafter, the indebtedness evidenced by this Note shall be due and payable in 11 consecutive quarterly installments of principal, each in the amount of 1/12th of the principal balance outstanding hereunder on December 30, 2001, plus all accrued and unpaid interest as hereinabove provided. The entire outstanding balance of the indebtedness evidenced by this Note, together with all accrued and unpaid interest, shall be due and payable in a 12th and final installment on September 30, 2004. The Lender shall be obligated to convert the entire outstanding principal balance hereunder into common stock of the Borrower upon the events and in the manner specified in the Loan Agreement."

         All references in the Notes to this "Note" shall hereafter refer to the Notes as hereby amended.

         Except as expressly provided herein, all terms and conditions of the Notes remain in full force and effect. Nothing herein shall be construed to constitute a novation of the Notes, and the intention of the parties hereto is not to extinguish the Notes.

         This Amendment shall be construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed, as of the date first above written.

BORROWER:                                   LENDER:

MEDIABIN, INC.                              GLASTAD CAPITAL, LTD.

By:   /s/ Haines Hargrett                   By:   /s/ Patrick Stephansen
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     Name:                                     Name:
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     Title:                                    Title:
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     Date:                                     Date:
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